UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

HILLENBRAND, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on February 24, 2016. Matters voted upon at the meeting were as follows:

(1)    the election of four members to the Company’s Board of Directors;

(2)	the approval, by a non-binding advisory vote, of the compensation paid by the Company to its named executive officers; and

(3)	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

The final results of the votes taken at the meeting were as follows:

Proposal 1: Election of four members to the Company’s Board of Directors for terms expiring in 2019:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast In Favor

Gary L. Collar	53,086,671	98,736	4,981,724	99.81%
Mark C. DeLuzio	52,925,634	259,773	4,981,724	99.51%
Joy M. Greenway	52,999,645	185,762	4,981,724	99.65%
F. Joseph Loughrey	51,694,065	1,491,342	4,981,724	97.20%

Proposal 2: Approval, by a non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Percentage of Votes Cast in Favor

51,196,286	1,904,599	84,522	4,981,724	96.26%

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

Votes For	Votes Against	Votes Abstained	Percentage of Votes Cast in Favor

57,602,214	529,605	35,312	99.02%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

Date: February 25, 2016
	BY:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President,
General Counsel and Secretary

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